Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

William P. Taylor

Chief Executive Officer

SR Bancorp, Inc.

(732) 560-1700, ext. 5201

SR BANCORP, INC. ANNOUNCES FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS (CORRECTED)

Bound Brook, New Jersey (September 12, 2025) – On July 31, 2025, SR Bancorp, Inc. (the “Company”) (NASDAQ: SRBK), the holding company for Somerset Regal Bank (the “Bank”), issued a press release setting forth the financial results for the quarter and year ended June 30, 2025. This press release corrects certain information set forth in the original press release. Subsequent to the original press release, the Company recognized $1.5 million of gains from, and related interest on, life insurance proceeds from of the death of a former employee. In addition, the Company adjusted its allowance for credit losses with a revised calculation of the quantitative loss factor based on updated information related to historical loss factors of both Somerset Savings Bank, SLA and Regal Bank, resulting in an increase in the provision for credit losses of $157,000. Therefore, the revised earnings release reflects the following changes:

	Three Months Ended June 30, 2025		Year Ended June 30, 2025
	As Initially Reported	As Corrected	As Initially Reported	As Corrected
	(Dollar in thousands, except per share data)
Provision for credit losses	$81	$238	$(24)	$133
Gains from life insurance proceeds	$—	$1,492	$—	$1,492
Other noninterest income	$15	$29	$82	$96
Net income	$823	$2,212	$3,747	$5,136
Basic earnings per share	$0.10	$0.28	$0.44	$0.61
Diluted earnings per share	$0.10	$0.27	$0.44	$0.61
Return on average assets	0.31%	0.82%	0.35%	0.49%
Return on average equity	1.73%	4.66%	1.95%	2.68%
Efficiency ratio	86.22%	71.89%	85.32%	81.21%

The full text of the corrected release is as follows:

Bound Brook, New Jersey (September 12, 2025) – SR Bancorp, Inc. (the “Company”) (NASDAQ: SRBK), the holding company for Somerset Regal Bank (the “Bank”), announced net income of $2.2 million, or $0.28 per basic share and $0.27 per diluted share, for the three months ended June 30, 2025, compared to a net loss of $3.0 million for the three months ended June 30, 2024. Excluding $1.5 million of gains from life insurance proceeds and $428,000 of net accretion income for fair value adjustments related to the acquisition of Regal Bancorp and its wholly-owned subsidiary Regal Bank, which is described in greater detail herein, net income would have been $412,000 for the three months ended June 30, 2025. Excluding $260,000 of merger-related costs and a $4.4 million loss on the sale of available-for-sale securities incurred as part of a balance sheet restructuring strategy whereby the proceeds from the sale of $30.9 million of securities were redeployed into residential and commercial real estate loans, offset by $1.2 million of net accretion income related to fair value adjustments, net loss would have been $499,000 for the three months ended June 30, 2024.

The Company reported net income of $5.1 million, or $0.61 per basic and diluted share, for the year ended June 30, 2025, compared to a net loss of $10.9 million for the year ended June 30, 2024. Excluding $2.8 million of net accretion income related to fair value adjustments, net income would have been $2.0 million for the year ended June 30, 2025. One-time expenses incurred during the year included $4.4 million of merger-related expenses and a $4.2 million provision for credit losses, each of which was related to the acquisition of Regal Bancorp, as well as a $5.4 million charitable contribution to establish the Somerset Regal Charitable Foundation. In addition, a $4.4 million loss on the sale of available-for-sale securities was incurred during the fourth quarter of fiscal 2024 as part of a balance sheet restructuring strategy whereby the proceeds from the sale of $30.9 million of securities were redeployed into residential and commercial real estate loans. Excluding the aforementioned one-time expenses, offset by $4.1 million of net accretion income related to fair value adjustments, net income for the year ended June 30, 2024 would have been $1.0 million.

Total assets were $1.08 billion at June 30, 2025, an increase of $63.6 million, or 6.2%, from $1.02 billion at June 30, 2024. Net loans were $797.2 million, an increase of $65.3 million, or 8.9%, from $731.9 million at June 30, 2024. Total deposits were $846.0 million, an increase of $38.9 million, or 4.8%, from $807.1 million at June 30, 2024. The increase in loans was funded primarily through a $30.0 million short-term borrowing and increased deposits.

Completed Stock Offering and Merger

The conversion of Somerset Savings Bank, SLA from the mutual to stock form of organization and related stock offering by the Company was completed on September 19, 2023. In connection therewith, the Company sold 9,055,172 shares of common stock at a price of $10.00 per share and contributed 452,758 shares and $905,517 in cash to the Somerset Regal Charitable Foundation, Inc., a charitable foundation formed in connection with the conversion.

Promptly following the completion of the conversion and related stock offering, Regal Bancorp merged with and into the Company, with the Company as the surviving entity (the “Merger”). Immediately following the Merger, Regal Bank, a New Jersey chartered commercial bank headquartered in Livingston, New Jersey and the wholly-owned subsidiary of Regal Bancorp, merged with and into Somerset Bank, which converted to a commercial bank charter, and was renamed Somerset Regal Bank. The Merger was completed on September 19, 2023.

Comparison of Operating Results for the Three Months Ended June 30, 2025 and 2024

General. Net income increased $5.2 million, to $2.2 million for the three months ended June 30, 2025 compared to the net loss of $3.0 million for the three months ended June 30, 2024. Net income for the three months ended June 30, 2025 included $428,000, of net accretion income related to fair value adjustments resulting from the Merger. Net income for the three months ended June 30, 2024 included $260,000 of merger-related costs, offset by $1.2 million of net accretion income related to fair value adjustments. In addition, a $4.4 million loss on the sale of available-for-sale securities was incurred during the fourth quarter of fiscal 2024 as part of a balance sheet restructuring strategy whereby the proceeds from the sale of $30.9 million of securities were redeployed into residential and commercial real estate loans.

Interest Income. Interest income increased $319,000, or 2.8%, to $11.7 million for the three months ended June 30, 2025 from $11.4 million for the three months ended June 30, 2024. The increase resulted from a $644,000, or 6.5%, increase in interest income on loans, partially offset by a $204,000, or 24.8%, decrease in interest income on interest bearing deposits at other banks due to a 80 basis point decrease in the yield on overnight funds and by a $121,000, or 17.1%, decrease in interest income on securities. The increase in the interest income on loans was due to a $75.8 million increase in the average balance of loans from $713.2 million for the three months ended June 30, 2024 to $789.0 million for the three months ended June 30, 2025, offset by a 20 basis point decrease in the yield on loans in a lower interest rate environment. The decrease in interest income on securities was due to a $31.7 million decrease in the average balance of securities resulting primarily from the sale of $35.4 million of lower-yielding securities in the fourth quarter of fiscal year 2024 as part of a balance sheet restructuring, which resulted in a two basis point increase in the yield notwithstanding the lower interest rate environment.

Interest Expense. Interest expense increased $806,000, or 23.4%, to $4.3 million for the three months ended June 30, 2025 from $3.5 million for the three months ended June 30, 2024, due to a $843,000 increase in interest expense on demand deposits and a $236,000, increase in interest expense on borrowings due to a new $30.0 million borrowing during the period, offset by a decrease in interest expense on certificates of deposit of $273,000, resulting from a 37 basis point decrease in the average rate. The increase in interest expense on interest-bearing demand deposits was due to an increase of $61.7 million, or 23.8%, in the average balance and an increase of 88 basis points in the cost of interest-bearing deposits to 1.82% for the three months ended June 30, 2025 from 0.94% for the three months ended June 30, 2024 as the Bank raised rates on certain interest-bearing deposit products in an effort to remain competitive in the market area.

Net Interest Income. Net interest income decreased $487,000, or 6.1%, to $7.5 million for the three months ended June 30, 2025 from $7.9 million for the three months ended June 30, 2024. Net interest rate spread decreased 36 basis points to 2.33% for the three months ended June 30, 2025 from 2.69% for the three months ended June 30, 2024. Net interest margin decreased 32 basis points to 2.90% for the three months ended June 30, 2025 from 3.22% for the three months ended June 30, 2024. Net interest-earning assets decreased $9.3 million, or 3.4%, to $261.8 million for the three months ended June 30, 2025 from $271.1 million for the three months ended June 30, 2024. The decrease in the Bank’s net interest rate spread and net interest margin were primarily a result of the cost of interest-bearing liabilities increasing while the yield on interest-earning assets decreased.

Provision for Credit Losses. The Bank establishes provisions for credit losses, which are charged to operations to maintain the allowance for credit losses at a level it considers necessary to absorb probable credit losses attributable to loans that are reasonably estimable at the balance sheet date. In determining the level of the allowance for credit losses, the Bank considers, among other things, past and current loss experience, evaluations of real estate collateral, economic conditions, the amount and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of delinquent, classified and criticized loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. The Bank assesses the allowance for credit losses and records provisions for credit losses on a quarterly basis.

The Bank recorded a provision for credit losses of $238,000 during the three months ended June 30, 2025 reflecting loan growth during the period as well as an adjustment of $157,000 due to a revised calculation of the quantitative loss factor based on updated information related to historical loss factors of both Somerset Savings Bank, SLA and Regal Bank, compared to a provision for credit losses of $153,000 for the three months ended June 30, 2024. The Bank had no charge-offs for the three months ended June 30, 2025 and 2024 and no non-performing loans at June 30, 2025 compared to $50,000 of non-performing loans at June 30, 2024. The Bank’s allowance for credit losses as a percentage of total loans was 0.67% at June 30, 2025 compared to 0.71% at June 30, 2024.

Noninterest Income. Noninterest income increased $5.9 million, or 152.2%, to $2.0 million for the three months ended June 30, 2025 from a loss of $3.9 million for the three months ended June 30, 2024, primarily as a result of a $4.4 million loss on the sale of available-for-sale securities incurred during the fourth quarter of fiscal 2024 as part of the balance sheet restructuring strategy, as well as $1.5 million of gains from life insurance proceeds incurred during the fourth quarter of fiscal 2025.

Noninterest Expense. Noninterest expense increased $216,000, or 3.3%, to $6.8 million for the three months ended June 30, 2025 from $6.6 million for the three months ended June 30, 2024, due to a $576,000, or 18.9%, increase in salaries and employee benefits expense, offset by a $158,000, or 22.3%, decrease in data processing fees resulting from the one-time cost related to the Merger in 2024 and a $137,000, or 20.3%, decrease in occupancy expense.

Income Tax Expense. The provision for income taxes was $215,000 for the three months ended June 30, 2025, compared to $334,000 for the three months ended June 30, 2024. The Bank’s effective tax rate was 8.9% for the three months ended June 30, 2025 compared to 12.4% for the three months ended June 30, 2024.

Comparison of Operating Results for the Year Ended June 30, 2025 and 2024

General. Net income increased $16.0 million to $5.1 million for the year ended June 30, 2025 from a net loss of $10.9 million for the year ended June 30, 2024. Net income for the year ended June 30, 2025 included $2.8 million of net accretion income related to fair value adjustments resulting from the Merger as well as $1.5 million of gains from life insurance proceeds. Net loss for the year ended June 30, 2024 included an one-time expenses incurred during the year included $4.4 million of merger-related expenses and a $4.2 million provision for credit losses, each of which was related to the acquisition of Regal Bancorp, as well as a $5.4 million charitable contribution to establish the Somerset Regal Charitable Foundation. In addition, a $4.4 million loss on the sale of available-for-sale securities was incurred during the fourth quarter of fiscal 2024 as part of the balance sheet restructuring strategy. Excluding the aforementioned one-time expenses, offset by $4.1 million of net accretion income related to fair value adjustments, net income for the year ended June 30, 2024 would have been $1.0 million.

Interest Income. Interest income increased $5.4 million, or 13.3%, to $46.3 million for the year ended June 30, 2025 from $40.9 million for the year ended June 30, 2024 due to a 15 basis point increase in the yield on interest-earning assets and a $87.9 million increase in the average balance of interest-earning assets. The increase resulted from a $8.1 million, or 24.0%, increase in interest income on loans due to the increased size of the loan portfolio, largely as a result of the Merger, as well as a higher average yield on the loan portfolio due to an increased proportion of higher-yielding commercial real estate loans. The increase was offset by a $762,000, decrease in interest income on securities and a $1.7 million decrease in interest income from other interest-earning assets due to lower average balances and a lower interest rate environment. The decrease in interest income on securities was due to a $44.2 million decrease in the average balance of securities, resulting primarily from the sale of $35.4 million of lower-yielding securities in the fourth quarter of fiscal year 2024 as part of the balance sheet restructuring, and a two basis point decrease in the average yield on securities due to the lower interest rate environment, which was mitigated by the balance sheet restructuring.

Interest Expense. Interest expense increased $5.2 million, or 45.6%, to $16.7 million for the year ended June 30, 2025 from $11.5 million for the year ended June 30, 2024, primarily due to a $4.9 million increase in interest expense on deposits. Interest expense on interest-bearing demand deposits increased due to an increase of $96.4 million in the average balance as a result of the Merger and an increase of 112 basis points in the cost of interest-bearing deposits to 1.68% for the year ended June 30, 2025 from 0.56% for the year ended June 30, 2024 as the Bank raised rates on certain interest-bearing deposit products in an effort to remain competitive in the market area. Interest expense on certificates of deposit increased $1.0 million due to a $4.9 million increase in the average balance and an increase in the average rate on certificates of deposit of four basis points to 3.83% for the year ended June 30, 2025 from 3.79% for the year ended June 30, 2024 due to the highly competitive interest rate environment in our market area. Interest expense on borrowings increased by $370,000 due to a higher average outstanding balance, offset by a 82 basis point decrease in the rate paid.

Net Interest Income. Net interest income increased $210,000, or 0.7%, to $29.6 million for the year ended June 30, 2025 from $29.4 million for the year ended June 30, 2024. Net interest rate spread decreased 38 basis points to 2.35% for the year ended June 30, 2025 from 2.73% for the year ended June 30, 2024. Net interest margin decreased 26 basis points to 2.93% for the year ended June 30, 2025 from 3.19% for the year ended June 30, 2024. Net interest-earning assets increased $14.9 million, or 6.0%, to $262.0 million for the year ended June 30, 2025 from $247.2 million for the year ended June 30, 2024. The decreases in the Bank’s net interest rate spread and net interest margin were primarily a result of the cost of interest-bearing liabilities increasing at a higher rate than the yield on interest-earning assets.

Provision for Credit Losses. The Bank recorded a provision for credit losses of $133,000 for the year ended June 30, 2025 as compared to a provision for credit losses of $4.1 million for the year ended June 30, 2024. The provision of $133,000 represents a recovery of $155,000 recorded during the first quarter resulting from updates made to model assumptions in the calculation of the Bank's allowance for credit losses, offset by provisions of $288,000 recorded during the remainder of the fiscal year reflecting loan growth as well as an adjustment of $157,000 due to a revised calculation of the quantitative loss factor based on updated information related to historical loss factors of both Somerset Savings Bank, SLA and Regal Bank. The Bank had no charge-offs during the years ended June 30, 2025 and 2024 and no non-performing loans at June 30, 2025 compared to $50,000 of non-performing loans at June 30, 2024. The Bank’s allowance for credit losses as a percentage of total loans was 0.67% at June 30, 2025 compared to 0.71% at June 30, 2024.

Noninterest Income. Noninterest income increased $6.2 million to $3.7 million for the year ended June 30, 2025 from a loss of $2.5 million for the year ended June 30, 2024, primarily as a result of a $4.4 million loss on the sale of available-for-sale securities incurred during the fourth quarter of fiscal 2024 as part of the balance sheet restructuring strategy, as well as $1.5 million of gains from life insurance proceeds resulting from the death of a former employee.

Noninterest Expense. Noninterest expense decreased $7.5 million, or 21.8%, to $27.1 million for the year ended June 30, 2025 from $34.6 million for the year ended June 30, 2024, primarily as a result of a $5.4 million charitable contribution made during the year ended June 30, 2024, a $1.2 million, or 7.9%, decrease in salaries and employee benefits resulting from one-time change in control payments incurred during the year ended June 30, 2024, a $909,000, or 29.3%, decrease in data processing expense due to a $414,000 early termination fee and a $242,000 deconversion fee incurred during the year ended June 30, 2024, all related to the Merger.

Income Tax Expense. The provision for income taxes was $991,000 for the year ended June 30, 2025, compared to a benefit of $909,000 for the year ended June 30, 2024. The Bank’s effective tax rate was 16.2% for the year ended June 30, 2025 compared to 7.7% for the year ended June 30, 2024.

Comparison of Financial Condition at June 30, 2025 and June 30, 2024

Assets. Assets increased $63.6 million, or 6.2%, to $1.08 billion at June 30, 2025 from $1.02 billion at June 30, 2024. The increase was primarily driven by new loan originations, resulting in a net increase of $65.3 million in loans receivable and an $11.9 million increase in cash and cash equivalents, offset by a $14.3 million decrease in securities.

Cash and Cash Equivalents. Cash and cash equivalents increased $11.9 million, or 25.9%, to $57.8 million at June 30, 2025 from $45.9 million at June 30, 2024 primarily due to a $38.9 million increase in deposits, borrowings of $30.0 million from the Federal Home Loan Bank of New York during the year ended June 30, 2025 and the decrease in securities.

Securities. Securities held-to-maturity decreased $14.3 million, or 9.2%, to $141.8 million at June 30, 2025 from $156.1 million at June 30, 2024. The decrease was primarily due to principal repayments and maturities.

Loans. Loans receivable, net, increased $65.3 million, or 8.9%, to $797.2 million at June 30, 2025 from $731.9 million at June 30, 2024, driven by increases in residential mortgage loans of $32.6 million and multi-family loans of $40.0 million.

Deposits. Deposits increased $38.9 million, or 4.8%, to $846.0 million at June 30, 2025 from $807.1 million at June 30, 2024. Increases in interest-bearing deposit accounts resulted from the Bank having raised rates on certain interest-bearing deposit products in an effort to remain competitive in the market area. At June 30, 2025, $114.1 million, or 13.5%, of total deposits consisted of noninterest-bearing deposits. At June 30, 2025, $145.4 million, or 17.2%, of total deposits were uninsured.

Borrowings. During the year ended June 30, 2025, the Bank borrowed $30.0 million from the Federal Home Loan Bank of New York to provide for additional liquidity to fund new loans. At June 30, 2024, there were no outstanding borrowings.

Equity. Equity decreased $5.7 million, or 2.9%, to $193.8 million at June 30, 2025 from $199.5 million at June 30, 2024. The decrease was primarily due to the repurchase of 936,991 shares of common stock at a cost of $11.3 million, partially offset by net earnings of $5.1 million.

About Somerset Regal Bank

Somerset Regal Bank is a full-service New Jersey commercial bank headquartered in Bound Brook, New Jersey that operates 14 branches in Essex, Hunterdon, Middlesex, Morris, Somerset and Union Counties, New Jersey. At June 30, 2025, Somerset Regal Bank had $1.08 billion in total assets, $797.2 million in net loans, $846.0 million in deposits and total equity of $193.8 million. Additional information about Somerset Regal Bank is available on its website, www.somersetregalbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, inflation, general economic conditions or conditions within the securities markets, including potential recessionary conditions, real estate market values in the Bank’s lending area changes in the quality of our loan and security portfolios, increases in non-performing and classified loans, economic assumptions or changes in our methodology that may impact our allowance for credit losses calculation, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, the availability of low-cost funding, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the imposition of tariffs or other domestic or international governmental policies and retaliatory responses, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyber attacks, the failure to maintain current technologies, failure to retain or attract employees and legislative, accounting and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged. Our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statement.

SR Bancorp, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

June 30, 2025 (Unaudited) and June 30, 2024

(Dollars in thousands)

	June 30, 2025	June 30, 2024

Assets
Cash and due from banks	$3,945	$8,622
Interest-bearing deposits at other banks	53,834	37,287
Total cash and cash equivalents	57,779	45,909
Securities held-to-maturity, at amortized cost	141,845	156,144
Equity securities, at fair value	37	25
Loans receivable, net of allowance for credit losses of $5,362 and $5,229, respectively	797,166	731,859
Premises and equipment, net	4,942	5,419
Right-of-use asset	3,156	2,311
Restricted equity securities, at cost	2,608	1,231
Accrued interest receivable	3,072	2,695
Bank owned life insurance	36,607	37,093
Goodwill and intangible assets	26,708	28,141
Other assets	10,485	10,017
Total assets	$1,084,405	$1,020,844
Liabilities and Equity
Liabilities
Deposits:
Noninterest-bearing	$114,107	$108,026
Interest-bearing	731,915	699,074
Total deposits	846,022	807,100
Borrowings	30,000	—
Advance payments by borrowers for taxes and insurance	8,736	8,073
Accrued interest payable	223	149
Lease liability	3,211	2,403
Other liabilities	2,433	3,636
Total liabilities	890,625	821,361
Equity
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 50,000,000 authorized; 8,875,170 and 9,507,930 shares issued and outstanding as of June 30, 2025, and June 30, 2024, respectively	89	95
Additional paid-in capital	80,843	91,436
Retained earnings	120,505	116,205
Unearned compensation ESOP	(6,655)	(7,036)
Accumulated other comprehensive loss	(1,002)	(1,217)
Total stockholders' equity	193,780	199,483
Total liabilities and stockholders' equity	$1,084,405	$1,020,844

SR Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

For the Three Months Ended June 30, 2025 (Unaudited) and June 30, 2024

(Dollars in thousands)

	Three Months Ended June 30,
	2025	2024
Interest Income
Loans, including fees	$10,503	$9,859
Securities:
Taxable	588	709
Federal funds sold	—	—
Interest bearing deposits at other banks	617	821
Total interest income	11,708	11,389
Interest Expense
Deposits:
Demand	1,462	619
Savings and time	2,457	2,730
Borrowings	337	101
Total interest expense	4,256	3,450
Net Interest Income	7,452	7,939
Provision for Credit Losses	238	153
Net Interest Income After Provision for Credit Losses	7,214	7,786
Noninterest Income (Loss)
Service charges and fees	224	242
Increase in cash surrender value of bank owned life insurance	260	253
Fees and service charges on loans	18	41
Unrealized gain (loss) on equity securities	5	(2)
Realized loss on sale of investments	—	(4,446)
Gains from life insurance proceeds	1,492	—
Other	29	27
Total noninterest income (loss)	2,028	(3,885)
Noninterest Expense
Salaries and employee benefits	3,628	3,052
Occupancy	538	675
Furniture and equipment	295	292
Data processing	550	708
Advertising	121	97
FDIC premiums	120	120
Directors fees	79	101
Professional fees	430	224
Insurance	138	157
Telephone, postage and supplies	187	235
Other	729	938
Total noninterest expense	6,815	6,599
Income (Loss) Before Income Tax Expense	2,427	(2,698)
Income Tax Expense	215	334
Net Income (Loss)	$2,212	$(3,032)
Basic earnings (loss) per share	$0.28	$(0.34)
Diluted earnings (loss) per share	$0.27	$(0.34)
Weighted average number of common shares outstanding - basic	8,023,666	8,779,590
Weighted average number of common shares outstanding - diluted	8,061,281	8,779,590

SR Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

For the Years Ended June 30, 2025 (Unaudited) and June 30, 2024

(Dollars in thousands)

	Year Ended June 30,
	2025	2024
Interest Income
Loans, including fees	41,685	33,619
Securities:
Taxable	2,436	3,198
Federal funds sold	—	157
Interest bearing deposits at other banks	2,194	3,892
Total interest income	46,315	40,866
Interest Expense
Deposits:
Demand	4,963	1,123
Savings and time	10,593	9,564
Borrowings	1,178	808
Total interest expense	16,734	11,495
Net Interest Income	29,581	29,371
Provision for Credit Losses	133	4,066
Net Interest Income After Provision for Credit Losses	29,448	25,305
Noninterest Income (Loss)
Service charges and fees	894	818
Increase in cash surrender value of bank owned life insurance	1,043	907
Fees and service charges on loans	145	89
Unrealized gain on equity securities	13	1
Realized loss on sale of investments	—	(4,463)
Gain on sale of loans	51	55
Gains from life insurance proceeds	1,492	—
Other	96	102
Total noninterest income (loss)	3,734	(2,491)
Noninterest Expense
Salaries and employee benefits	13,916	15,102
Occupancy	2,219	2,349
Furniture and equipment	1,218	966
Data processing	2,191	3,100
Advertising	385	301
FDIC premiums	480	468
Directors fees	366	389
Professional fees	1,854	1,999
Insurance	589	546
Telephone, postage and supplies	755	626
Other	3,082	8,737
Total noninterest expense	27,055	34,583
Income (Loss) Before Income Tax Expense (Benefit)	6,127	(11,769)
Income Tax Expense (Benefit)	991	(909)
Net Income (Loss)	$5,136	$(10,860)
Basic earnings (loss) per share	$0.61	$(1.59)
Diluted earnings (loss) per share	$0.61	$(1.59)
Weighted average number of common shares outstanding - basic	8,431,942	6,833,630
Weighted average number of common shares outstanding - diluted	8,444,355	6,833,630

SR Bancorp, Inc. and Subsidiaries

Selected Ratios

(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(Unaudited)		(Unaudited)
Performance Ratios: (1)
Return (loss) on average assets (2)	0.82%	(1.17)%	0.49%	(1.10)%
Return (loss) on average equity (3)	4.66%	(6.06)%	2.68%	(5.93)%
Net interest margin (4)	2.90%	3.22%	2.93%	3.19%
Net interest rate spread (5)	2.33%	2.69%	2.35%	2.73%
Efficiency ratio (6)	71.89%	162.78%	81.21%	128.66%
Total gross loans to total deposits	94.86%	91.33%	94.86%	91.33%

Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total gross loans	0.67%	0.71%	0.67%	0.71%
Allowance for credit losses on loans as a percentage of non-performing loans	0.00%	10458.00%	0.00%	10458.00%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total gross loans	0.00%	0.01%	0.00%	0.01%
Non-performing assets as a percentage of total assets	0.00%	0.00%	0.00%	0.00%

Other Data:
Tangible book value per share (7)	$18.83	$18.02	$18.83	$18.02
Tangible common equity to tangible assets	15.80%	17.26%	15.80%	17.26%

(1) Performance ratios for the three-month periods ended June 30, 2025 and June 30, 2024 are annualized.
(2) Represents net income divided by average total assets.
(3) Represents net income divided by average equity.
(4) Represents net interest income as a percentage of average interest-earning assets. (5) Represents net interest rate spread as a percentage of average interest-earning assets.
(6) Represents non-interest expense divided by the sum of net interest income and non-interest income.

(7) Tangible book value per share is calculated based on total stockholders' equity, excluding intangible assets (goodwill and core deposit intangibles), divided by total shares outstanding as of the balance sheet date. Goodwill and core deposit intangibles were $26,708 and $28,141 at June 30, 2025 and June 30, 2024, respectively.

NON-GAAP FINANCIAL INFORMATION

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP measures because we believe that they may provide useful supplemental information for evaluating our operations and performance, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP measures may also provide users of our financial information with a meaningful measure for assessing our financial results, as well as a comparison to financial results for prior periods. These non-GAAP measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to other similarly titled measures used by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included below.

	Three Months Ended		Year Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income (Loss)	$2,212	$(3,032)	$5,136	$(10,860)
Adjustments for non-recurring items:
One-time merger related expenses, pre-tax	$—	$(260)	$—	$(4,390)
Provision for credit losses (acquired loan portfolio), pre-tax	$—	$—	$—	$(4,165)
Sale of AFS securities	$—	$(4,446)	$—	$(4,446)
Gains from life insurance proceeds	$1,492	$—	$1,492	$—
Net accretion/amortization, pre-tax	$428	$1,183	$2,824	$4,131
Subtotal	$1,920	$(3,523)	$4,316	$(8,870)
Tax expense (benefit)	$120	$(990)	$794	$(2,493)

Net of items above, after-tax	$1,800	$(2,533)	$3,522	$(6,377)
Charitable contribution to Foundation, after-tax	$—	$—	$—	$(5,433)

Net Income (Loss), adjusted	$412	$(499)	$1,614	$950